                                GAI CONTRIBUTION AND
                                 AMENDMENT AGREEMENT


     This Contribution and Amendment Agreement (the "Agreement") dated as of February 26, 1998 is made between and among Aladdin Gaming, LLC (the "Company"), Aladdin Gaming Holdings, LLC ("Gaming Holdings") and GAI, LLC (the "Consultant").

     WHEREAS, the Company, Aladdin Holdings and the Consultant entered into a Consulting Agreement dated as of January 1, 1997 (and subsequently amended on January 30, 1998) (as amended, the "Consulting Agreement");

     WHEREAS, the Company is a subsidiary of Gaming Holdings; and

     WHEREAS, the parties wish to enter into this Agreement to provide for the Consultant to contribute its equity interest in the Company to Gaming Holdings in return for an equity interest in Gaming Holdings and to amend the Consulting Agreement in connection therewith.

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

       1. On the date hereof (a) the Consultant shall contribute its three percent Membership Interest in the Company to the capital of Gaming Holdings and
(b) in consideration therefor Gaming Holdings shall issue to the Consultant 30,000 common shares in the capital of Gaming Holdings (representing three percent of the issued and outstanding common shares of Gaming Holdings on the date hereof) and shall establish a capital account in respect thereof in the amount of $6 million.

       2. The parties agree that Gaming Holdings is hereby added as a party to the Consulting Agreement as amended hereby.

       3. Pursuant to Section 15 of the Consulting Agreement, the Consulting Agreement is hereby amended as follows:

                 (a) Sections 4(b) (ii), (iii) and (iv) of the Consulting Agreement are deleted in their entirety and replaced with the following:

                 "(ii)   ANTI-DILUTION PURCHASES.  Upon Gaming Holdings'
            closing of a financing transaction or transactions involving the sale of membership interests, equity (or securities convertible into membership interests or equity) of Gaming Holdings (a "Financing Transac-tion"), and if Consultant is still providing services to the Company upon such closing date or dates, Consultant shall have the right to purchase that number of such instruments that would result in Consultant owning, in the aggregate (together with all membership interests or equity already held by Consultant at such time), three percent (subject to adjustment pursuant to Section 3.6 of the Operating Agreement of Gaming Holdings) of the fully-diluted membership interests or equity of Gaming Holdings, as measured on the date of such closing or closings; provided, however, that such right to purchase shall only be effective with respect to non-compensatory Financing Transactions (i.e. Consultant shall not have the right to make anti-dilutive purchases with respect to ordinary course of business compensatory sales of stock or membership interests to Company or Gaming Holdings' Employees). Any such right of Consultant to make an anti-dilutive purchase of stock hereunder shall be at the most favorable price and on the most favorable terms and conditions as are provided to any party in the Financing Transaction. For purposes of this Agreement, "fully diluted equity of Gaming Holdings" shall mean the aggregate amount of membership interests (or the aggregate number of shares of all outstanding common and preferred stock) plus the aggregate amount of membership interests (or the number of shares of common and preferred stock) that could be obtained through the exercise or conversion of rights, options, warrants and convertible securities (other than employee equity compensation). Notwithstanding the foregoing, Consultant shall not have the right to make anti-dilutive purchases (i) in any Financing Transaction in which Consultant's equity ownership interest in Gaming Holdings is diluted to the same extent as the indirect equity interest in Gaming Holdings held by The Trust Under Article Sixth u/w/o Sigmund Sommer or its affiliates (the "Trust"), or (ii) as a result of any sales or transfers arising as a result of the death of Mrs. Viola Sommer or for the purpose of satisfying attendant estate tax liabilities.

                         (iii)     PUT RIGHT.

                                   (A)  CERTAIN TERMINATIONS DURING CONSULTING
                 TERM.  In the event that, during the Consulting Term, Richard
                 J. Goeglein is terminated from his employment with the Company other than for "Cause" or voluntarily terminates for "Good Reason" (both as defined in Section 9 of the employment agreement (as amended) by and between Richard J. Goeglein and the Company (the "Employment Agreement")), then Consultant shall have the right (but not the obligation) to sell any shares issued pursuant to that certain GAI Contribution and Amendment Agreement dated as of February 26, 1998 between the Company, Gaming Holdings and Consultant (the "GAI Contribution Agreement") or purchased hereunder back to Gaming Holdings on the date that is the one year anniversary of the date of such termination of employment or end of the Consulting Term (the "Anniversary Date") (so long as the IPO has not occurred by such date) at a price equal to the fair market value of such shares on the Anniversary Date, as determined by an independent appraisal firm mutually agreed to by and between Gaming Holdings and Consultant, with the costs of such appraisal being paid by the Company (the "Put Right"). The Put Right must be exercised in writing by Consultant by the Anniversary Date or it shall become void and without further effect. If the Put Right is exercised and Gaming Holdings does not satisfy its obligation to purchase the shares subject to the Put Right within seven days following receipt of Consultant's written notice of exercise thereof, the Consultant shall have the right to require the Company (rather than Gaming Holdings) to purchase such shares at fair market value. If the Company purchases such shares, the Company and Gaming Holdings hereby agree that Gaming Holdings shall promptly thereafter purchase such shares from the Company for a purchase price of $1.

                                   (B) LAPSING OF CONSULTING TERM PRIOR TO IPO. In the event that the IPO has not occurred by the end of the Consulting Term (the "Consulting Term Lapse Date"), then Consultant shall have the right (but not the obligation) to sell any shares issued pursuant to the GAI Contribution Agreement or purchased hereunder back to Gaming Holdings at a price equal to the fair market value of such shares on the Consulting Term Lapse Date, as determined by an independent appraisal firm mutually agreed to by and between Gaming Holdings and Consultant, with the costs of such appraisal being paid by the Company (the "Consulting Term Lapse Put Right"). The Consulting Term Lapse Put Right must be exercised in writing by Consultant within thirty days following the Consulting Term Lapse Date or it shall become void and without further effect. If the Consulting Term Lapse Put Right is exercised, and Gaming Holdings does not satisfy its obligation to purchase shares subject to the Consulting Term


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

                 Lapse Put Right within seven days following receipt of Consultant's written notice of exercise thereof, the Consultant shall have the right to require the Company (rather than Gaming Holdings) to purchase such shares at fair market value. If the Company purchases such shares, the Company and Gaming Holdings hereby agree that Gaming Holdings shall promptly thereafter purchase such shares from the Company for a purchase price of $1.

                 (iv) LLC DISTRIBUTIONS. While Gaming Holdings remains a pass-through entity for federal income tax purposes, Gaming Holdings will periodically distribute cash, to the extent available, to Consultant in an amount equal to the increase in the cumulative tax liability of Consultant (or, if Consultant is a pass-through entity for federal income tax purposes, Consultant's interest holders) with respect to its interest in Gaming Holdings."

                 (b) Section 5 of the Consulting Agreement is deleted in its entirety and replaced with the following;

       "5.  PIGGYBACK REGISTRATION RIGHTS.

                 (i) CERTAIN DEFINITIONS. As used in this Section 5, the following terms shall have the following respective meanings:

                         "COMMISSION" shall mean the Securities and Exchange
            Commission or any other federal agency at the time administering the Securities Act.

                         "SECURITIES ACT" shall mean the Securities Act of 1933,
            as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                         "REGISTRABLE SECURITIES" means shares issued in respect
            of the Membership Interest.

                         The terms "REGISTER", "REGISTERED" and "REGISTRATION"
            refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                         "REGISTRATION EXPENSES" shall mean all expenses
            incurred by Gaming Holdings in complying with this Section 5, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Gaming Holdings, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Gaming Holdings which shall be paid in any event by the Company or Gaming Holdings).

                         "SELLING EXPENSES" shall mean all underwriting
            discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Consultant and all fees and disbursements of counsel for the Consultant.

                 (ii)    REGISTRATION.

                         a. NOTICE OF REGISTRATION. If at any time Gaming Holdings shall determine to register any of its securities, either for its own account or the account of a security holder, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, Gaming Holdings will:

                         b. promptly give to the Consultant written notice thereof; and

                         c. include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from Gaming Holdings, by the Consultant subject to the provisions of Section 5(iii).

                 (iii) UNDERWRITING. If the registration of which Gaming Holdings gives notice is for a registered public offering involving an underwriting, Gaming Holdings shall so advise the Consultant as a part of the written notice given pursuant to this Section 5. In such event the right of the Consultant to registration pursuant to this Section 5 shall be conditioned upon the Consultant's participation in such underwriting and the inclusion of the Consultant's Registrable Securities in the underwriting to the extent provided herein. The Consultant shall (together with Gaming Holdings and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Gaming Holdings. Notwithstanding any other provision of this Section 5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of the Registrable Securities to be included in such registration and underwriting. In such event, Gaming Holdings shall so advise all holders distributing their securities through such underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all holders thereof, including the Consultant, in proportion, as nearly as practicable, to the respective amounts of equity interests in Gaming Holdings held by all such holders at the time filing the registration statement. If the Consultant disapproves of the terms of any such underwriting, the Consultant may elect to withdraw therefrom by written notice to Gaming Holdings and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

                 (iv) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 5 shall be borne by Gaming Holdings. Unless otherwise stated, all Selling Expenses relating to securities registered by the Consultant shall be borne by the Consultant.

                 (v) REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effect by Gaming Holdings pursuant to this Section 5, Gaming Holdings will keep the Consultant advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense Gaming Holdings will furnish such number of prospectuses and other documents incident thereto as the Consultant from time to time may reasonably request.

                 (vi)    INDEMNIFICATION.

                         a. Gaming Holdings will indemnify the Consultant, each of its officers and directors and the Consultant's legal counsel and independent accountants, and each person controlling the Consultant within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 5, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litiga-tion, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Gaming Holdings of any rule or regulation promulgated under the Securities Act applicable to Gaming Holdings and relating to action or inaction required of Gaming Holdings in connection with any such registration, qualification or compliance, and will reimburse the Consultant, each of its officers and directors and the Consultant's legal counsel and independent accountants, and each person controlling the Consultant, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Gaming Holdings will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or alleged omission, made in reliance upon and in conformity with written information furnished to Gaming Holdings by an instrument duly executed by the Consultant or underwriter and stated to be specifically for use therein.

                         b.   Each party entitled to indemnification under this
       Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Gaming Holdings shall be entitled to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnified Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
       Section 5, unless the Indemnifying Party is materially prejudiced by the failure to give notice promptly. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                 (vii) INFORMATION BY CONSULTANT. The Consultant shall furnish to Gaming Holdings such information regarding the Consultant and the distribution proposed by the Consultant as Gaming Holdings may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 5.

                 (viii) RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission which may at any time permit the sale of the restricted securities to the public without registration, after such time as a public market exists for the Common Stock of Gaming Holdings, Gaming Holdings agrees to:

                         a. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by Gaming Holdings for an offering of its securities to the general public;

                         b. Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of Gaming Holdings under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

                         c. So long as the Consultant owns any Registrable Securities, to furnish to the Consultant upon request a written statement by Gaming Holdings as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by Gaming Holdings for an offering of its securities to the general public), and of the Securities Act and of the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Gaming Holdings, and such other reports and documents of Gaming Holdings as the Consultant may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing the Consultant to sell any such securities without registration.

                 (ix) TRANSFER AND EXPIRATION OF REGISTRATION RIGHTS. The rights to cause Gaming Holdings to register securities granted the Consultant under this Section 5 may not be assigned to a transferee or assignee in connection with the transfer or assignment of shares of the Restricted Securities. The registration rights granted to the Consultant under this Section 5 shall expire when the Consultant is able to sell all its Registrable Securities in any three month period."

            (c) Sections 9, 10, 11 and 15 of the Consulting Agreement are hereby amended so that Gaming Holdings has the same rights and obligations under such Sections as the Company.

       4. GAMING LAW. Anything to the contrary herein or in the Consulting Agreement notwithstanding, the parties hereto agree and acknowledge that they are subject to and that they shall comply in all respects with the gaming laws of the State of Nevada, including the Nevada Gaming Control Act and (or any successor statute) the rules and regulations promulgated by the Nevada Gaming Commission and the State Gaming Control Board. To the extent anything in this Agreement or the Consulting Agreement is inconsistent with any gaming laws or regulations, the gaming laws and regulations shall control.

       5. CONFIDENTIALITY. The Consultant (and all of its officers, directors and employees) acknowledges that the Company has a substantial, legitimate and continuing interest in the protection of its business relationships with others including without limitation current and prospective employees, consultants, advisors, customers, vendors, suppliers, partners or joint venturers, and financing sources, and in the protection of its Confidential Information, and has invested substantial sums, time and effort and will continue to invest substantial sums, time and effort to develop, maintain and protect such relationships and Information. Accordingly, the Consultant (and all of its officers, directors and employees) covenants and agrees that during the Consulting Term (as defined in the Consulting Agreement) and thereafter, the Consultant (and all of its officers, directors and employees) shall keep secret and retain in strictest confidence and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of itself or any third party any Confidential Information. Confidential Information is information related to or concerning the Company or Gaming Holdings and their businesses which is confidential, proprietary or not generally known to and cannot be readily ascertained through proper means by persons or entities (including the Company's present or future competitors), who can obtain any type of value from its disclosure or use. Confidential Information includes all secret, confidential or proprietary information, knowledge or data relating to the Company or Gaming Holdings, such as, without limitation, finances and financing methods, sources, proposals or plans; operational methods; marketing or development proposals, plans or strategies; pricing strategies; business or property acquisition or development proposals or plans; new personnel acquisition proposals or plans; customer lists and any descriptions or data concerning current or prospective customers; provided, however, while employed by the Company and in furtherance of the business and for the benefit of the Company, the Consultant may provide

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Confidential Information as appropriate to attorneys, accountants, financial institutions and other persons or entities engaged in business with the Company or Gaming Holdings.

       6. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of any successor of the Company or Gaming Holdings. Any such successor of the Company or Gaming Holdings shall be deemed substituted for the Company or Gaming Holdings under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company or Gaming Holdings.

       7. ENTIRE AGREEMENT. This Agreement and the Consulting Agreement represent the entire agreement and understanding between the Company, Gaming Holdings, Aladdin Holdings, LLC and the Consultant concerning the matters herein.

       8. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, cancelled or discharged in writing signed by Consultant, Gaming Holdings and the Company.

       9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada.

       10. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meanings described thereto in the Consulting Agreement.

       11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all such counterparts shall together constitute but one and the same contract.


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

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        ALADDIN GAMING, LLC


                                        By:  /s/ Ronald Dictrow
                                            -------------------------------
                                            Name:  Ronald Dictrow
                                            Title: Executive Vice
                                                   President/Secretary


                                        ALADDIN GAMING HOLDINGS, LLC


                                        By:  /s/ Ronald Dictrow
                                            -------------------------------
                                            Name:  Ronald Dictrow
                                            Title: Executive Vice
                                                   President/Secretary


                                        GAI, LLC


                                        By:  /s/ Richard J. Goeglein
                                            -------------------------------
                                            Name: Richard J. Goeglein
                                            Title: Principal



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